2000 IDS Center

80 South 8th Street

Minneapolis, MN 55402-2119
Tel: 612.371.3211
Fax: 612.271.3207
www.ballardspahr.com

April 28, 2022	EXHIBIT 5.1

Clearfield, Inc.
7050 Winnetka Ave. N., Suite 100
Brooklyn Park, MN 55428

Ladies and Gentlemen:

We have acted as counsel to Clearfield, Inc., a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale by the Company from time to time of (i) shares of common stock, par value $0.01 (the “Common Stock”), (ii) shares of preferred stock (“Preferred Stock”), (iii) warrants (the “Warrants”) and (iv) units composed of any of the foregoing (the “Units”). The Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to in this opinion as the “Securities.”

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement or Current Report on Form 8-K (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Articles of Incorporation of the Company, together with all amendments thereto (the “Restated Articles”); (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) such corporate records, agreements, documents and other instruments; and (vi) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and (vii) with respect to the opinions in Paragraphs 3 and 4 below, the Company and the agent under any Warrant Agreements or the agent under any Unit Agreements, as applicable, will have complied with the terms and conditions of the Warrant Agreements or the Unit Agreements, as applicable, including, but not limited to, the creation, authentication and delivery of the Warrants or the Units, as applicable.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	Common Stock. When an issuance of the Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, such Common Stock will be validly issued, fully paid and nonassessable.

2.	Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of Restated Articles, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, such Preferred Shares will be validly issued, fully paid and nonassessable.

3.	Warrants. When the issuance of Warrants has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant agreement or Warrant agreements relating to such Warrants (the “Warrant Agreements”), and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreements and in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	Units. When the issuance of Units (and the securities to be included in the Units) has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit agreement or Unit agreements relating to such Units (the “Unit Agreements”), and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Unit Agreements and in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Minnesota. We express no opinion as to any other laws, statutes, ordinances, rules or regulations. No opinion is expressed with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Validity of Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP

Ballard Spahr LLP

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